Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-125862, 333-107659, 333-73904, 333-55978, 333-53446, 333-32096, 333-32092 and 333-65923) and Form S-3 (No. 333-132672) of Hanover Compressor Company of our report dated February 28, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which is incorporated by reference in this Form 10-K/A (Amendment No. 1).
/s/ PricewaterhouseCoopers LLP
Houston, Texas
June 12, 2006